                                                        Exhibit 10.2

                                 PROMISSORY NOTE

$410,625.00

                                                           February 1, 2002

         FOR VALUE RECEIVED, DCI, INC., a Kansas corporation (the "Maker"), hereby promises to pay to the order of CHRIS I. HAMMOND, LARRY C. KLUSMAN AND
WILLIAM D. COOK (together with their assigns, collectively the "Holders"), the principal sum of Four Hundred Ten Thousand Six Hundred and Twenty-Five Dollars
($410,625.00), together with interest at a fixed rate of 10% per annum, with such interest payable quarterly commencing April 30, 2002 and continuing on the last day of July, October, January, and April until maturity, and such principal payable in a single installment on February 7, 2005 (the "Promissory Note").
Elecsys Corporation is a party hereto exclusively for purposes of honoring the conversion obligations set forth herein.

         Interest shall be computed on the basis of a 360-day year. If any installment of this Promissory Note becomes due and payable on a Saturday,
Sunday or business holiday in the State of Kansas, payment shall be made no later than the next successive business day with the same effect as though made on the due date. Upon the occurrence of an Event of Default, as defined below, this Promissory Note shall accrue interest at a rate of 12% per annum until the first to occur of the date this Promissory Note is paid in full or the Event of
Default is cured.

         The Maker reserves the right to prepay all or any portion of this
Promissory Note at any time and from time to time without premium or penalty of any kind. The Maker shall provide the Holders written notice of its intention to prepay all or any portion of this Promissory Note and shall afford the Holders a two (2) week period from the date on which the notice of intention to prepay is received to elect to convert such prepayment amount in accordance with the provisions of this Promissory Note. The failure of the Holder or Holders, as the case may be, to provide a Conversion Notice, as defined herein, within the two
(2) week period shall constitute acceptance of the right of the Maker to prepay.

         If any of the events specified below shall occur (herein individually referred to as an "Event of Default"), and in each such event, the Holders may, at their collective option, by notice in writing to the Maker, declare the remaining unpaid principal balance of this Promissory Note and all accrued interest thereon immediately due and payable in full. Such written declaration shall require the signature of at least one of the Holders as representative of all Holders, or their successors or assigns, in order to be effective. For purposes of this paragraph, and until such time that the Holders collectively change this designation, Chris I. Hammond shall serve as representative of the
Holders. Each of the following shall be an "Event of Default" under this
Promissory Note:

     (a)  a default in the payment of interest or principal due hereunder; or

     (b)  the Maker or any other person liable hereon should make an assignment for the benefit of creditors; or

     (c)  attachment or garnishment proceedings are commenced against the Maker or any other person liable hereon; or

     (d)  a receiver, trustee or liquidator is appointed over or execution levied upon any property of the Maker; or

     (e)  proceedings are instituted by or against the Maker, or any other person liable hereon under any bankruptcy, insolvency, reorganization or other law relating to the relief of debtors, including without limitation the United States Bankruptcy Code, as amended; or

     (f)  the Maker liquidates or dissolves; or

     (g)  a Change of Control (as defined below) of the Maker.

         The term "Change of Control" as used in this Paragraph shall mean the occurrence of any of the following: (i) any "person" (as such term is defined in
Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange
Act")) shall be or become the "beneficial owner" (as described in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 50%
or more of the combined voting power of the Maker; (ii) the Maker shall merge, consolidate, or enter into any other transaction resulting in the dissolution or liquidation of the Maker; (iii) a change in the composition of the Board of
Directors of the Maker over a two-year period resulting in a majority of the
Directors at the beginning of such two-year period being removed, resigning or being replaced by individuals not nominated or appointed by a majority of the individuals who were Directors at the beginning of such two-year period; or (iv)
the Maker experiences any other event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act.

         All payments made hereunder shall be made in lawful currency of the
United States of America in immediately available funds. Each principal and interest payment from Maker to Holders, unless otherwise agreed to, shall be divided equally by Maker among the Holders and each Holder shall receive his respective payment from Maker at his address as follows:

Larry C. Klusman             Chris I. Hammond             William D. Cook
9011 Greenway Lane           12620 S. Hallet              12913 W. 78th Street
Lenexa, KS  66215            Olathe, KS  66062            Lenexa, KS  66216

or at such other place, or to such bank account, as the individual Holder may designate in writing. All payments made hereunder, whether a scheduled installment, prepayment, or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest and then to principal remaining outstanding hereunder.

         This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Kansas, without regard to conflict of laws principles.

         The Holders shall collectively or individually have the right at any time during usual business hours on or before the close of business on or prior to February 7, 2005, to convert the principal, accrued interest and/or any proposed prepayment amount of this Promissory Note or

any portion of the principal, accrued interest and/or any proposed prepayment amount thereof into shares of Common Stock of Elecsys Corporation (the
"Company"), at a conversion price equal to $1.93 aggregate principal, accrued interest or proposed prepayment amount, as the case may be, for each share of common stock of Elecsys (the "Common Stock") or, in case an adjustment of such price has taken place pursuant to the provisions of this Promissory Note, then at the price as last adjusted (referred to herein as the "Conversion Price"), upon surrender of this Promissory Note to the Company at its office in Lenexa,
Kansas with a conversion notice executed by the Holder or Holders, as the case may be, (hereinafter referred to as the "Conversion Notice") evidencing the
Holder's intention to convert this Promissory Note or a specified portion (as above provided) hereof, specifying the name in which the shares of Common Stock deliverable upon such conversion shall be registered, with the address of the person (and taxpayer identification numbers, if applicable) so named, and, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder or
Holders, as the case may be, duly authorized in writing. For convenience, the conversion of the principal, accrued interest or any proposed prepayment amount of this Promissory Note into Common Stock is herein sometimes referred to as the
"conversion" of this Promissory Note. Notwithstanding anything to the contrary, the Holders shall not be entitled to make a partial conversion of this
Promissory Note unless such partial conversion results in the issuance of no less than 10,000 shares of Common Stock of the Company to the Holders collectively.

         As promptly as practicable after the surrender, as herein provided, of this Promissory Note for conversion and the receipt of the Conversion Notice, as herein provided, relating thereto, and, if applicable, the payment of the funds provided for below, the Company shall deliver or cause to be delivered at said office or agency, to or upon the written order of the Holder or Holders, a certificate representing the number of fully-paid and non-assessable shares of
Common Stock into which this Promissory Note may be converted in accordance with the provisions hereof, registered in such name as is specified in the Conversion
Notice, together with any cash payable in respect of a fractional share. In case this Promissory Note shall be surrendered for partial conversion, the Maker shall execute and deliver to or upon the written order of the Holder or Holders, without charge to the Holder or Holders (subject to the provisions hereof), a new Promissory Note in an aggregate principal amount equal to the unconverted portion of the surrendered Promissory Note. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been effected at the close of business on the date when this Promissory Note shall have been surrendered for conversion together with the Conversion Notice and any funds required by other provisions hereof (the date of the last of such events to occur is sometimes referred to hereinafter as the "Conversion Date"), so that the rights of the Holders as such Holders shall cease at such time and the person entitled to receive the shares of Common Stock upon conversion of this
Promissory Note shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive the shares of Common Stock upon such conversion as the record holder of such shares of Common Stock of such date, but such surrender shall be effective to constitute the person entitled to receive such shares of Common Stock as the record holder thereof for all purposes at the opening of business on the next succeeding business day on which such stock transfer books are open.

         If the last day for the exercise of the conversion right at the place of surrender shall not be a business day, then the last day for the exercise of such right at such place shall be the next succeeding business day.

         No payment or adjustment shall be made upon any conversion in respect of any dividends on the Common Stock delivered upon conversion which were declared for payment to holders of Common Stock of record as of a date prior to the Conversion Date.

         The Conversion Price shall be subject to adjustment as follows:

         In case the Company shall (i) pay a dividend in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv)
issue by reclassification of its shares of Common Stock any shares of the
Company, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of this Promissory Note thereafter surrendered for conversion shall be entitled to receive the number of shares of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had this Promissory Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         In case the Company shall issue Additional Shares of Common Stock at a price per share of Common Stock less than the current conversion price in effect on the date of and immediately prior to such issue, then, and in such event, the price per share at which this Promissory Note may thereafter be converted into
Common Stock shall be determined by dividing the price per share for which this
Promissory Note was theretofore convertible into Common Stock by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such Additional Shares of Common Stock plus the number of Additional Shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such Additional Shares of Common Stock plus the number of shares which the aggregate offering consideration of the total number of Additional Shares of Common Stock so offered would purchase at such current Conversion Price. Such adjustments shall be made whenever such
Additional Shares of Common Stock are issued. For the purpose of this paragraph, the term "Additional Shares of Common Stock" shall mean all shares of Common
Stock, plus rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock, or securities convertible or exchangeable into shares of Common Stock; provided, however, that such term shall not mean: (i)
stock awards, rights, options or warrants granted to directors, management or employees of the Company pursuant to any director, management or employee plans approved by the Board of Directors of the Company, or (ii) any shares of Common
Stock or any security convertible into, exchangeable or redeemable for, or otherwise granting the holder thereof the right to acquire shares of Common
Stock and that is issued as part of any acquisition of any of the stock or assets of LCD Systems, Inc. prior to twelve months from the date hereof.

         In case the Company shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or other cash distributions) or rights or warrants to subscribe (excluding those referred to in the preceding paragraph and other than pursuant to a shareholder's rights plan) for shares of Common Stock, then in each such case the price per share at which this Promissory Note may thereafter be converted into Common Stock shall be determined by dividing the price per share for which this Promissory Note was theretofore convertible into Common Stock by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in the following paragraph) on the date of such distribution and of which the denominator shall be such current market price per share of the Common Stock, less the then fair market value (as determined by the Board of Directors of the
Company, whose determination shall be conclusive, and described in a statement provided to the Holders of this Promissory Note) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

         For the purpose of any computation under the preceding paragraph, subsection (c) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question.

         For the purposes of this Promissory Note, any change solely in the par value of the Common Stock or from par value to no par value or from no par value to par value of such stock, shall not be deemed to be a reclassification or recapitalization.

         No fractional shares or script representing fractional shares shall be issued upon the conversion of this Promissory Note. If any fractional interest in a share of Common Stock would, except for the provisions of this paragraph, be deliverable upon the conversion of this Promissory Note, the Company shall, in lieu of delivering a fractional share therefor, adjust such fractional interest by paying the Holders an amount in cash equal (computed to the nearest cent) to the closing price of such fractional interest on the trading day next preceding the date of conversion.

         In case of any capital reorganization, or of any reclassification of the Common Stock (other than a reclassification covered above), of the Company or in case of the merger of the Company into any other corporation, or of any transfer of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, there shall be no adjustment of the
Conversion Price hereof, but this Promissory Note shall, after such capital reorganization, reclassification of Common Stock, merger or transfer, be convertible into the kind and amount of shares of stock or other securities or property (including cash) to which the holder of the number of shares of Common
Stock deliverable (immediately prior to the time of such capital reorganization, reclassification of Common Stock, merger or transfer) upon conversion of this
Promissory Note would have been entitled upon such capital reorganization, reclassification of Common Stock, merger, or transfer; and in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holders of this Promissory Note, to the end that the

provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property (including cash) thereafter deliverable on the conversion of this Promissory Note. Any such adjustment shall be confirmed as being accurately determined by a certificate of a firm of independent public accountants; and any adjustment so approved shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, mergers, or transfers.

         Whenever the Conversion Price is adjusted as herein provided, the
Company shall promptly provide the Holders a certificate of a firm of independent public accountants with respect thereto setting forth the Conversion
Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the effective date thereof.

         The Company shall also forthwith cause to be mailed to the Holders a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

         In case:

               (1) the Company shall declare a dividend payable, or shall make any other distribution of its Common Stock (excluding cash dividends or other cash distributions); or

               (2) the Company shall authorize the granting to all the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;
          or

               (3) of any capital reorganization or reclassification of the
          Common Stock of the Company (other than a subdivision or combination or change in the par value of its outstanding Common Stock), or of any merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of any transfer of all or substantially all of the assets of the Company, in the event any such merger or transfer will result in a change in the shares held by the holders of Common Stock; or

               (4) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be mailed to the Holders, as promptly as practicable but in any event at least 10 days prior to the applicable record date, entitlement date or effective date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights (the "record date"), or, if a record is not to be taken, the date or anticipated date as of which the holders of Common
Stock of record to be entitled to such dividend, distribution or granting of rights are to be determined (the "entitlement date"), or (y) the date or anticipated date on which such capital reorganization, reclassification, merger, transfer, dissolution, liquidation or winding-up is expected to become effective
(the "effective date"), and which notice, in the case of the notice specified in clause (y), shall also state the date as of which it is expected that holders of
Common Stock of record shall be entitled to exchange their shares of Common
Stock for securities or other property deliverable upon such capital reorganization, reclassification, merger, transfer, dissolution, liquidation or winding-up.

         The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of the aggregate of its authorized but unissued Common Stock or its issued Common Stock held in its treasury, or both, for the purpose of effecting conversions of this Promissory Note, the full number of shares of Common Stock then deliverable upon the conversion of this
Promissory Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this
Promissory Note, the Company will take such corporate action as may in the opinion of its counsel be necessary to increase its authorized but unissued
Common Stock to such number of shares as shall be sufficient for that purpose.

         Before taking any action that would cause an adjustment reducing the
Conversion Price below the then par value (if any) of the shares of Common Stock issuable upon conversion of this Promissory Note, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

         The Company covenants that if any shares of Common Stock reserved for conversion of this Promissory Note require listing upon any national securities exchange before such shares may be delivered upon conversion, the Company will in good faith, and as expeditiously as possible, endeavor to cause such shares to be duly listed.

         The Company will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common
Stock on conversion of this Promissory Note pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of
Common Stock in a name other than that of the Holders of this Promissory Note to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

         This Promissory Note is made pursuant to the terms and provisions of the Dispute Resolution Agreement, dated as of January 31, 2002 to which Maker and Holder are parties.

         As long as this Promissory Note remains unpaid and outstanding, Maker shall not incur debt for borrowed money except the following:

                  (i) borrowed money from a commercial bank; and

                  (ii) currently outstanding subordinated debt; and

                  (iii) borrowed money from a source other than (i) and (ii)
         above in an aggregate amount not to exceed $1,000,000.00 provided such indebtedness is (i) pari passu in all respects with this Promissory
         Note and (ii) subordinated to any debt incurred under (i) above.

         The rights and obligations of the Maker, the Company and the Holder shall be binding upon and inure to the benefit of the permitted successors, assigns, heirs, administrators

and transferees of the parties. Maker may not assign its rights or obligations under this Promissory Note without the prior written unanimous consent of the
Holders. Each of the Holders may not assign his individual rights or obligations under this Promissory Note without the prior consent of the Maker.

         IN WITNESS WHEREOF, the undersigned had duly caused this Promissory
Note to be executed and delivered at the place specified above and as of the date first written above.

                                    DCI, INC.

                     By:
                          ------------------------------------------------------

                     Name:
                          ------------------------------------------------------

                     Title:
                          ------------------------------------------------------

                     ELECSYS CORPORATION

                     By:
                          ------------------------------------------------------

                     Name:
                          ------------------------------------------------------

                     Title:
                          ------------------------------------------------------

                                 ACKNOWLEDGMENTS

STATE OF MISSOURI                       )
                                        )  ss.
COUNTY OF JACKSON                       )

         On this ____ day of January, 2002, before me,
_______________________________ the undersigned, personally appeared
____________________, known personally to me to be the President of DCI, INC., and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year above written.

                                  -----------------------------------------
                                  Notary Public

My Commission Expires:

STATE OF MISSOURI                       )
                                        )  ss.
COUNTY OF JACKSON                       )

         On this ____ day of January, 2002, before me,
_______________________________ the undersigned, personally appeared
____________________, known personally to me to be the Chairman of ELECSYS
CORPORATION, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year above written.

                                  -------------------------------------------
                                  Notary Public

My Commission Expires: